Exhibit 3.5

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED, AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED. TRANSFER OF THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER ARE ALSO SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS SET FORTH HEREIN.

Warrant No. [_]	[DATE]

HYLETE, INC.

STOCK PURCHASE WARRANT

Hylete, Inc., a California corporation (the “Company”), hereby certifies that, for value received, Black Oak-Hylete-Senior Debt, LLC, a Utah limited liability company, or its successors (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Salt Lake City, Utah time, on the tenth (10th) anniversary of the date first set forth above (the “Expiration Date”), the Warrant Stock at the Purchase Price (as hereinafter defined).

This Warrant is to be issued by the Company and grants to the Holder the right to purchase certain Preferred Stock under the terms and conditions set forth herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)              The term “Purchase Price” shall mean $10.00.

(b)              The term “Warrant Stock” shall mean [_] shares of Series A-2 Preferred Stock of the Company.

2.                Exercise of Warrant. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the Holder hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed) by Holder, to the Company at its principal office at ____________ Attn: Ron L. Wilson II (or such other principal office as is the Company’s office of record), accompanied by payment of the Purchase Price. Payment may be paid in cash, by bank or cashiers check, by electronic wire transfer of immediately available funds. On any partial exercise the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof, providing in the aggregate on the face or faces thereof for the Warrant Stock for which such Warrant or Warrants may still be exercised, and subject to all terms and conditions (including without limitation exercise limitations) set forth in this Warrant.

3.                Automatic Exercise. To the extent that there has not been an exercise by the Holder pursuant to Section 1 hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part) upon the Expiration Date. Payment by the Holder shall be made within ten (10) days of demand by the Company.

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4.                Record of Warrant Stock on Exercise. As soon as practicable after the exercise of this Warrant and delivery of the purchase price for the Warrant Stock as set forth in Section 1, above, and in any event within ten (10) days thereafter, the Company at its expense will cause the records of the Company to reflect the issuance of the Warrant Stock acquired pursuant to exercise hereunder in the name of the Holder hereof.

5.                Covenants as to Warrant Stock. The Company covenants and agrees that the Warrant Stock which may be issued upon the exercise of this Warrant will, upon issuance and payment therefore, be validly issued, fully paid and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will have authorized and reserved, free from preemptive rights, a sufficient number of its most senior series of Preferred Stock to provide for the exercise of this Warrant.

6.                No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Company shall grant such Holder the rights granted to Major Investor under Section 4 of the Investor Rights Agreement, dated as of July 15, 2015, between the Company and holders of its Preferred Stock.

7.                Restrictions on Transfer. Neither this Warrant nor any of the Warrant Stock issuable upon the exercise of all or any portion of this Warrant may be transferred except in accordance with, and subject to, the provisions of this Warrant. The Holder acknowledges that this Warrant and the securities issuable upon exercise of the Warrant have not been registered under the 1933 Act, or applicable state securities laws and may not be transferred or otherwise disposed of unless it has been registered under that Act and is in compliance with applicable state securities laws or an exemption from registration is available. Any securities issuable upon conversion of the Warrant shall be imprinted with an appropriate legend relating to the transfer restrictions applicable to such securities.

8.                Transfer of Warrant. Subject to the provisions of Section 7 above, any transfers of this Warrant and any rights hereunder shall be effectuated at the office of the Company referred to in Section 1, upon surrender of this Warrant properly endorsed and upon registration of such transfer with the Company. The Company shall treat the registered Holder hereof as the owner hereof for all purposes.

9.                Restrictions. As a condition to any issuance of the Warrant Stock under this Warrant, the Holder shall become a party (if not already a party) to the Investor Rights Agreement, Voting Agreement and Right of First Refusal and Co-Sale Agreement of the Company, and any other document all among the Company and holders of its Preferred Stock.

10.              Observation Rights. Holder will be permitted to send one representative to all meetings of the board of directors of the Company. The Company shall provide Holder a schedule of at least three meetings of the board of directors of the Company during each calendar year.

11.              Acquisition. The Company shall provide Holder with written notice of an Acquisition (as defined below) (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving:  the sale, lease, exclusive license, or other disposition of all or a majority of the assets of the Company;  any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the members of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or  any sale or other transfer by the members of the Company of stock representing at least a majority of the Company’s then-total outstanding combined voting power.

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12.             Dissolution. Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to Holder and shall make no distribution to its members until the expiration of forty five (45) days from the date of mailing of such notice. Upon receipt of such notice, Holder may exercise the Warrants at any time prior to the expiration of such 45-day period and thereafter receive any distributions made to members of the Company in connection with such dissolution or liquidation.

13.             Exchange of Warrant. This Warrant is exchangeable upon the surrender hereof by the Holder at the office or agency of the Company designated in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the Warrant Stock which may be subscribed for and purchased hereunder, each of such new Warrant to represent the right to subscribe for and purchase the Warrant Stock as shall be designated by the Holder hereof at the time of such surrender.

14.              Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

15.              Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. BORROWER AND THE LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. Each party hereto hereby irrevocably submits and consents to the exclusive jurisdiction of the state and federal courts located in the County of Salt Lake, State of Utah and waives any objection it may now or hereafter have to venue or to convenience of forum with respect to any matter arising out of this Warrant. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions.

16.              Miscellaneous. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

17.              No Effect on Lending Relationships. Notwithstanding any contrary provision of this Warrant, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Holder, any of its affiliates, funding or financing sources or any other lenders in their capacities as lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has or from time to time will have borrowed money. Without limiting the generality of the foregoing, no Holder that is a lender to or creditor of the Company or any of its subsidiaries, in exercising its rights as a lender or other creditor, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (i) its status as a direct or indirect equityholder of the Company or any of its subsidiaries, (ii) the interests of the Company or any of its subsidiaries or (iii) any duty it may have to any other direct or indirect equityholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. Subject to the other provisions of this Warrant, this Warrant and the Warrant Stock shall be transferable by the Holder without regard to whether the transferee is a lender to the Company.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued as of the date first written above.

Hylete, Inc.

By: _____________________________
Name: ___________________________
Title: ____________________________

Acknowledged and Accepted:

Black Oak-Hylete-Senior Debt, LLC

By: ___________________________

Name: _________________________

Its: ___________________________

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FORM OF SUBSCRIPTION

(To be signed only on exercise of Warrant)

TO HYLETE, INC.:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____ shares of ____________ Preferred Stock in Hylete, Inc. and herewith makes payment of $_____________ therefor in cash.

In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of ____________ Preferred Stock are being acquired solely for (i) the account of the undersigned and not as a nominee of any other party and (ii) investment for its own account and not with a view toward the resale or distribution thereof except in compliance with applicable state and federal securities laws.

Dated: _____________________________

(Signature must conform to name of holder as specified on the face of the Warrant)

________________________________

________________________________
(Address)

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